EXHIBIT 10 (u)

FOURTH AMENDMENT TO LOAN AGREEMENT

THIS FOURTH AMENDMENT (“Fourth Amendment”) dated as of the 28th day of April, 2004, to the Loan Agreement (the “Loan Agreement”), made and entered into as of September 15, 2001, by and among SUMMIT BANCSHARES, INC., a Texas corporation, (hereinafter called “Borrower”), SUMMIT DELAWARE FINANCIAL CORPORATION, a Delaware corporation, (hereinafter called “SDFC”) and THE FROST NATIONAL BANK, a national banking association (hereinafter called “Lender”). All capitalized terms not otherwise defined herein shall have the meaning ascribed to each of them in the Loan Agreement.

W I T N E S S E T H:

          WHEREAS, Borrower executed the Loan Agreement to govern those two certain promissory notes from Lender, specifically, a $10,000,000.00 Acquisition Note and a $1,000,000.00 Liquidity Note (collectively, the “Notes”).

          WHEREAS, Borrower executed the First Amendment to Loan Agreement on March 8, 2002 (“First Amendment”) which modified the Loan Agreement to evidence the Borrower’s formation of SDFC to own the Bank;

          WHEREAS, Borrower executed that certain Second Amendment to Loan Agreement dated September 15, 2002 (“Second Amendment”) which renewed and extended the maturity date of the Notes;

          WHEREAS, Borrower executed that certain Third Amendment to Loan Agreement dated September 15, 2003 (“Third Amendment”) which renewed and extended the maturity date of the Notes;

          WHEREAS, the Borrower now desires to amend certain financial covenants set forth in the Loan Agreement ; and

          WHEREAS, the Lender agrees to amend certain financial covenants all as hereinafter provided.

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, SDFC and Lender do hereby agree as follows:

ARTICLE I

Amendment to Loan Agreement

          1.1          Amendment to Financial Covenants.  The Borrower, SDFC and Lender desire to amend certain financial covenants contained in the Loan Agreement.  Accordingly, Sections 5.03, 5.11 and 5.13 of the Loan Agreement shall be, and are hereby, amended to read in their entirety as follows:

          “5.03      Return on Average Assets.  The Borrower shall not permit the Bank’s annual Return on Average Assets to at any time be less than one percent (1.0%).”

          “5.11      Limitation on Debt.  Borrower shall not, nor allow any Subsidiary to, create, incur, assume, become liable in any manner in respect of, or suffer to exist, any debt for borrowed money except:

(a) debt, excluding debt created under this Agreement, not in excess of ONE MILLION DOLLARS ($1,000,000.00) at any one time outstanding;

(b) debt created under this Agreement;

(c) debt secured by a purchase money security interest; and

(d) $25,000,000.00 of federal funds purchased; and

(e) any borrowings from the Federal Home Loan Bank which shall not exceed $100,000,000.00;

          5.13        Issuance of Stock.  Except for the $12,000,000 of Trust Preferred Stock issued by Summit Bancshares, Inc. Statutory Trust I, a Delaware corporation (a newly formed Subsidiary of the Borrower), no Subsidiary shall authorize or issue shares of stock of any class, common or preferred, or any warrant, right or option pertaining to its capital stock or issue any security convertible into capital stock, except for any issued to Borrower by an y Subsidiary of Borrower, provided however, any stock issued by a Bank shall be pledged to Lender.

ARTICLE II

Conditions of Effectiveness

          2.1          Effective Date. This Fourth Amendment shall become effective as and when, and only when, Lender shall have received counterparts of this Fourth Amendment executed and delivered by Borrower and Borrower and SDFC shall have executed and delivered to Lender such other documents as shall have been requested by Lender to secure payment of the Obligations of Borrower, all in form satisfactory to Lender and its counsel.

ARTICLE III

Representations and Warranties

          3.1          Representations and Warranties of the Borrower. In order to induce Lender to enter into this Fourth Amendment, Borrower represents and warrants the following:

              (a)          Borrower has the corporate power to execute and deliver this Fourth Amendment and the other Loan Documents executed by it and to perform all of its obligations in connection herewith and therewith.

              (b)          The execution and delivery by Borrower of this Fourth Amendment and other Loan Documents executed by it and the performance of its obligations in connection herewith and therewith: (i) have been duly authorized or will be duly ratified and affirmed by all requisite corporate action; (ii) will not violate any provision of law, any order of any court or agency of government or the Articles of Incorporation or Bylaws of such entity; (iii) will not be in conflict with, result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument; and (iv) will not require any registration with, consent or approval of or other action by any federal, state, provincial or other governmental authority or regulatory body.

              (c)          There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any properties or rights of Borrower or involving this Fourth Amendment or the transactions contemplated hereby which, if adversely determined, would materially impair the right of Borrower, to carry on business substantially as now conducted or materially and adversely affect the financial condition of Borrower or materially and adversely affect the ability of Borrower to consummate the transactions contemplated by this Fourth Amendment.

              (d)          The representations and warranties of Borrower contained in the Loan Agreement, this Fourth Amendment and any other Loan Document securing Borrower’s Obligations and indebtedness to Lender are correct and accurate on and as of the date hereof as though made on and as of the date hereof, except to the extent that the facts upon which such representations are based have been changed by the transactions herein contemplated.

          3.2       Representations and Warranties of SDFC. In order to induce Lender to enter into this Fourth Amendment, SDFC represents and warrants the following:

(a) SDFC has the corporate power to execute and deliver this Fourth Amendment and the other Loan Documents executed by it and to perform all of its obligations in connection herewith and therewith.

          (b)          The execution and delivery by SDFC of this Fourth Amendment and other Loan Documents executed by it and the performance of its obligations in connection herewith and therewith: (i) have been duly authorized or will be duly ratified and affirmed by all requisite corporate action; (ii) will not violate any provision of law, any order of any court or agency of government or the Articles of Incorporation or Bylaws of such entity; (iii) will not be in conflict with, result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument; and (iv) will not require any registration with, consent or approval of or other action by any federal, state, provincial or other governmental authority or regulatory body.

           (c)          There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of SDFC, threatened against or affecting SDFC or any properties or rights of SDFC or involving this Fourth Amendment or the transactions contemplated hereby which, if adversely determined, would materially impair the right of SDFC, to carry on business substantially as now conducted or materially and adversely affect the financial condition of SDFC or materially and adversely affect the ability of SDFC to consummate the transactions contemplated by this Fourth Amendment.

ARTICLE IV

Ratification of Obligations and Liens

          4.1      Ratification of Obligation. The Borrower and SDFC do each hereby acknowledge, ratify and confirm their obligations to Lender as evidenced by the Loan Agreement (as amended by the First Amendment, the Second Amendment, the Third Amendment and this Fourth Amendment) and all other Loan Documents, as modified by the transactions herein contemplated.

          4.2      Valid Liens. Borrower and SDFC hereby acknowledge and agree that the liens and security interests of the Loan Documents, as modified by the transactions herein contemplated, are valid and subsisting liens and security interests and are superior to all liens and security interests other than those exceptions approved by Lender in writing. Nothing herein contained shall affect or impair the validity or priority of the liens and security interests under the Loan Documents.

          4.3      Ratification of Agreements. The Loan Agreement (as amended by the First Amendment, the Second Amendment, the Third Amendment and this Fourth Amendment), and each other Loan Document, as hereby amended, is acknowledged, ratified and confirmed in all respects as being valid, existing, and of full force and effect. Any reference to the Loan Agreement in any Loan Document shall be deemed to be a reference to the Loan Agreement (as previously amended) as amended by this Fourth Amendment. The execution, delivery and effectiveness of this Fourth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement. The Borrower acknowledges, ratifies and confirms that the collateral securing the Loan secures all of the indebtedness of the Borrower, including without limitation, the Notes.

ARTICLE V

Miscellaneous

          5.1          Survival of Agreements. All representations, warranties, covenants and agreements of Borrower, herein or in any other Loan Document shall survive the execution and delivery of this Fourth Amendment, and the other Loan Documents and the performance hereof and thereof, including without limitation the making or granting of the Loan and the delivery of the Notes and all other Loan Documents, and shall further survive until all of Borrower’s Obligations to Lender are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Loan Documents to Lender shall be deemed to constitute the respective representations and warranties by Borrower and/or respective agreements and covenants of Borrower under this Fourth Amendment and under the Loan Agreement.

          5.2          Loan Document. This Fourth Amendment and each other Loan Document executed in connection herewith are each a Loan Document and all provisions in the Loan Agreement, as amended, pertaining to Loan Documents apply hereto and thereto.

          5.3          Governing Law. This Fourth Amendment shall be governed by and construed in all respects in accordance with the laws of the State of Texas and any applicable laws of the United States of America, including construction, validity and performance.

          5.4          Counterparts. This Fourth Amendment may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Fourth Amendment.

          5.5          Release of Claims. Borrower by its execution of this Fourth Amendment, hereby declares that it has no set-offs, counterclaims, defenses or other causes of action against Lender arising out of the Loan, the renewal, modification and extension of the Loan, any documents mentioned herein or otherwise; and, to the extent any such setoffs, counterclaims, defenses or other causes of action which may exist, whether known or unknown, such items are hereby expressly waived and released by Borrower.

          5.6          Attorneys’ Fees. Borrower hereby agrees to pay to Lender, upon demand, the reasonable attorneys’ fees and expenses of Lender’s counsel, filing and recording fees and other reasonable expenses incurred by Lender in connection with this Fourth Amendment. Borrower also agrees to provide to Lender such other documents and instruments as Lender may reasonably request in connection with the renewal, extension and modification of the Loans mentioned herein.

          5.7          ENTIRE AGREEMENT. THIS FOURTH AMENDMENT, TOGETHER WITH ANY LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH, CONTAINS THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND ALL PRIOR AGREEMENTS RELATIVE THERETO WHICH ARE NOT CONTAINED HEREIN OR THEREIN ARE TERMINATED. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS FOURTH AMENDMENT, AND THE LOAN DOCUMENTS MAY BE AMENDED, REVISED, WAIVED, DISCHARGED, RELEASED OR TERMINATED ONLY BY A WRITTEN INSTRUMENT OR INSTRUMENTS, EXECUTED BY THE PARTY AGAINST WHICH ENFORCEMENT OF THE AMENDMENT, REVISION, WAIVER, DISCHARGE, RELEASE OR TERMINATION IS ASSERTED. ANY ALLEGED AMENDMENT, REVISION, WAIVER, DISCHARGE, RELEASE OR TERMINATION WHICH IS NOT SO DOCUMENTED SHALL NOT BE EFFECTIVE AS TO ANY PARTY.

          IN WITNESS WHEREOF, this Fourth Amendment is executed effective as of the date first written above.

BORROWER:	SUMMIT BANCSHARES, INC.

	By:	/s/ BOB G. SCOTT

	Its:	Secretary

LENDER: THE FROST NATIONAL BANK

	By:	/s/ JERRY L. CRUTSINGER

Jerry L. Crutsinger, Senior Vice President

GUARANTOR:	SUMMIT DELAWARE FINANCIAL CORPORATION

	By:	/s/ BOB G. SCOTT

	Its:	Secretary

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